                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            John H. Harland Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials:

      N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          N/A

     (2)  Form, Schedule or Registration Statement No.:

          N/A

     (3)  Filing Party:

          N/A

     (4)  Date Filed:

          N/A

                                                                    HARLAND LOGO

John H. Harland Company

JOHN H. WEITNAUER JR.
Chairman of the Board

                                                                  March 13, 1998

Dear Shareholder:

You are cordially invited to attend the 1998 annual meeting of shareholders of John H. Harland Company to be held at the Conant Performing Arts Center at Oglethorpe University, 4484 Peachtree Road, NE, Atlanta, Georgia on Friday, April 24, 1998 at 10:00 a.m.

Harland is celebrating its 75th Anniversary this year, and we hope you will be able to join us at the meeting to commemorate this milestone. We look forward to greeting shareholders at 9:30.

At the meeting we will vote on the election of six directors and the appointment of auditors. In addition, we will review the Company's results during the past year and discuss our plans for 1998.

Your vote is important regardless of the number of shares you hold. Please date, sign and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Harland.

Sincerely,

/s/ JOHN H. WEITNAUER JR.
John H. Weitnauer Jr.

Box 105250              Atlanta, Georgia 30348              Phone (770) 981-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 1998

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of John H. Harland Company will be held at the Conant Performing Arts Center at Oglethorpe University, 4484 Peachtree Road, NE, Atlanta, Georgia on Friday, April 24, 1998 at 10:00 a.m. for the following purposes:

     (1) To elect six Directors;

     (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for the year ending December 31, 1998; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 2, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                       VICTORIA P. WEYAND
                                       Vice President and Secretary

Atlanta, Georgia
March 13, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                            JOHN H. HARLAND COMPANY
                                   BOX 105250
                               ATLANTA, GA 30348

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 1998

     The enclosed form of proxy is solicited by the Board of Directors of John
H. Harland Company (the "Company") for use at the annual meeting on April 24, 1998 and any adjournment thereof. When such proxy is duly executed and returned, the shares it represents will be voted as directed or, if no direction is indicated, they will be voted for the election of the nominees as directors and in favor of the ratification of auditors. Any shareholder giving a proxy may revoke it at any time before it is voted, effective upon receipt by the Secretary of the Company of either notice of revocation or a duly executed proxy bearing a later date. Furthermore, if a shareholder attending the meeting elects to vote in person, any previously executed proxy is thereby revoked.

     Only shareholders of record as of the close of business on March 2, 1998 are entitled to vote at the meeting. As of that date, the Company had outstanding 31,057,973 shares of Common Stock. Each share is entitled to one vote. No cumulative voting rights are authorized. This Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about March 13, 1998.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who also will determine whether a quorum is present. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum but as unvoted for purposes of approving any matter submitted to the shareholders. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present.

     Pursuant to the Company's Bylaws and applicable state law, a quorum is present if a majority of the votes entitled to be cast are represented in person or by proxy at the meeting. The affirmative vote of a plurality of votes cast is required to elect directors.

                             ELECTION OF DIRECTORS

     Under the Bylaws, directors are divided into three classes with each class serving a three-year term and one class elected at each annual meeting. The terms of three Directors expire at the 1998 Annual Meeting. Each of these Directors would have been ineligible for re-election under the Company's prior retirement policy. However, in view of the resignation of Robert J. Amman as Chairman, President and Chief Executive Officer on January 13, 1998, the Board has amended the Bylaws to permit these Directors to serve for a one year period, in order to facilitate the transition to a new Chief Executive Officer. Accordingly, they are being nominated for re-election to the Board to serve a one year term expiring in 1999. In addition, in order to properly balance the three classes of Directors, the three directors whose terms currently expire in 1999 are being nominated for re-election to serve a three year term expiring in 2001. The three remaining Directors will continue to serve until their respective terms expire in 2000.

     The Board has no reason to believe that any of the nominees will be unavailable to serve as a director. However, if at the time of the meeting any nominee should be unable or decline to serve, the persons named in the proxy will vote for a substitute nominee, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than six directors.

                   NOMINEES FOR ELECTION FOR A ONE-YEAR TERM

                                                                           CURRENT       DIRECTOR OF
           NAME            AGE           PRINCIPAL OCCUPATION            TERM EXPIRES   HARLAND SINCE
           ----            ---           --------------------            ------------   -------------
  H. G. PATTILLO           71    Chairman of the Board, Pattillo             1998           1980
                                 Construction Company, Inc.
                                 (industrial development)
  JOHN H. WEITNAUER JR.    71    Chairman and Interim President and          1998           1973
                                 Chief Executive Officer of the
                                 Company
  ROBERT R. WOODSON        65    Retired Chairman of the Company             1998           1971
                                 Director, Allied Holdings, Inc. and
                                 Haverty Furniture Companies, Inc.

                              NOMINEES FOR ELECTION FOR A THREE-YEAR TERM
  JUANITA P. BARANCO       48    Executive Vice President, Baranco           1999           1993
                                 Automotive Group (automobile
                                 dealership) Director, Federal
                                 Reserve Bank of Atlanta and Georgia
                                 Power Company
  JOHN J. MCMAHON JR.      55    Chairman of the Board, McWane, Inc.         1999           1988
                                 (pipe and valve manufacturing)
                                 Director, Alabama National
                                 Bancorporation and Protective Life
                                 Corporation
  LARRY L. PRINCE          59    Chairman and Chief Executive                1999           1990
                                 Officer, Genuine Parts Company
                                 (distributor of automobile
                                 replacement parts) Director,
                                 Crawford & Company, Equifax Inc.,
                                 Southern Mills, SunTrust Bank Inc.
                                 and UAP Inc. (Canada)

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

                                                                            CURRENT       DIRECTOR OF
          NAME           AGE             PRINCIPAL OCCUPATION             TERM EXPIRES   HARLAND SINCE
          ----           ---             --------------------             ------------   -------------
  EDWARD J. HAWIE        60    Partner, King & Spalding                       2000           1991
                               (legal counsel to the Company)
  G. HAROLD NORTHROP     62    Vice Chairman of the Board and Chairman        2000           1984
                               of the Executive Committee, Callaway
                               Gardens (horticultural, environmental and
                               recreational facility) Director, American
                               Business Products, Inc. and SunTrust
                               Bank, West Georgia NA
  ROBERT A. YELLOWLEES   59    Chairman and Chief Executive Officer,          2000           1994
                               National Data Corporation (information
                               systems and services for the healthcare
                               and payment systems industry) Director,
                               Protective Life Corporation

     Each of the directors and nominees has been principally employed in his or her present capacity for at least five years, except for Mr. Weitnauer, who assumed his present positions with the Company in

January 1998. Mr. Weitnauer previously served as Chairman and Chief Executive Officer of Richway Stores, a division of Federated Department Stores, Inc., an operator of discount department stores, for seven years until his retirement in 1987.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee is composed of Mrs. Baranco (Chair), Mr. Hawie and Mr. Woodson. Its principal functions are to recommend the independent auditors to the Board; to review with such auditors the scope of their engagement, their audit report and the accompanying management letter, if any; and to consult with the auditors and management with regard to the Company's accounting methods and the adequacy of its internal system of accounting control.

     The Compensation and Stock Option Committee is composed of Messrs. Northrop (Chair), McMahon and Prince. Its principal functions are to determine the compensation of the Chief Executive Officer and to review and approve his recommendations regarding the compensation of other officers of the Company; to approve stock options for officers and certain key employees; and to make recommendations to the Board relating to other aspects of employee compensation.

     The Executive and Nominating Committee is composed of Messrs. Yellowlees (Chair), McMahon and Prince. Its principal functions are to nominate qualified persons as directors and executive officers and to act between meetings of the Board. The Committee is authorized to consider director nominees recommended by shareholders, who may do so by writing to the Secretary of the Company, giving the candidate's name, biographical data and qualifications.

     The Board met eight times during 1997. The Audit Committee held three meetings, the Compensation and Stock Option Committee held one meeting, the Executive Committee held six meetings and the Nominating Committee (prior to being combined with the Executive Committee) held one meeting. All of the directors attended at least 75% of the aggregate number of meetings of the Board and all committees on which they served during the year.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of the Company's Common Stock by each director, each named executive officer and all directors and executive officers as a group, all as of February 28, 1998, and by 5% shareholders of the Company as of the dates indicated in the footnotes.

                                                                  SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED(1)
                                                              -------------------------------
NAME                                                           NUMBER        PERCENT OF CLASS
----                                                          ---------      ----------------
Juanita P. Baranco..........................................      1,861(2)            *
FMR Corp....................................................  3,597,725(3)         11.6
Edward J. Hawie.............................................      3,160(4)            *
John J. McMahon Jr..........................................     10,487(5)            *
G. Harold Northrop..........................................      3,883(6)            *
Joseph M. O'Connell.........................................     46,735(7)            *
S. David Passman III........................................     26,042(7)            *
H. G. Pattillo..............................................     42,077(8)            *
Mark C. Perlberg............................................     40,932(7)            *
Pioneering Management Corporation...........................  2,221,000(9)          7.2
Larry L. Prince.............................................      3,185(10)           *
Earl W. Rogers Jr...........................................     60,815(7)            *
Tweedy, Browne Company LLC, TBK Partners, L.P. and
  Vanderbilt Partners, L.P. ................................  1,769,750(11)         5.7
John C. Walters.............................................     36,732(7)            *
John H. Weitnauer Jr........................................     12,222(12)           *
Robert R. Woodson...........................................    498,808(13)         1.6
Robert A. Yellowlees........................................      3,122(14)           *
All executive officers and directors as a group (14
  persons)..................................................    790,061             2.5

---------------

   * Represents less than 1%
 (1) As defined in Rule 13d-3 under the Securities Exchange Act of 1934 ("Exchange Act").
 (2) Includes 1,006 share equivalents credited to Mrs. Baranco's deferred compensation account under the Compensation Plan for Non-Employee Directors (the "Directors' Plan").
 (3) According to a Schedule 13G dated February 14, 1998 filed with the Securities and Exchange Commission ("SEC"), FMR Corp. ("FMR"), 82 Devonshire Street, Boston, Massachusetts 02109, holds the shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. Except as set forth below, the interest of any such person does not exceed 5% of the outstanding Common Stock. FMR and Edward C. Johnson 3d, Chairman of FMR, each has sole power to vote 219,025 shares and sole dispositive power covering the entire 3,597,725 shares. Fidelity Management & Research Company (a wholly owned subsidiary of FMR) is the beneficial owner of 3,378,700 shares as a result of acting as investment advisor to various investment funds ("Funds"). The ownership of one investment company, Fidelity Value Fund, amounted to 2,199,700 shares, or 7.1% of the outstanding Common Stock. Mr. Johnson, FMR and the Funds each has sole power to dispose of the shares owned by the Funds. The remaining 219,025 shares are owned beneficially by Fidelity Management Trust Company (a wholly owned subsidiary of FMR) as a result of its serving as investment manager of the Funds.
 (4) Includes 110 shares held by Mr. Hawie's wife, in which he disclaims any beneficial interest. Also includes 200 share equivalents credited under the Directors' Plan.
 (5) Includes 5,195 shares held by Mr. McMahon's wife, in which he disclaims any beneficial interest. Also includes 1,812 share equivalents credited under the Directors' Plan.
 (6) Includes 1,683 share equivalents credited under the Directors' Plan.
 (7) Includes 45,000, 25,000, 40,000, 56,000 and 35,000 shares which may be acquired on or before April 30, 1998 upon the exercise of stock options by Messrs. O'Connell, Passman, Perlberg, Rogers and Walters, respectively.

 (8) Includes 30,000 shares held by Mr. Pattillo's wife, in which he disclaims any beneficial interest.
 (9) According to a Schedule 13G dated January 21, 1998 filed with the SEC, Pioneering Management Corporation, 60 State Street, Boston, Massachusetts 02109, has sole voting and dispositive power covering such shares, all of which are beneficially owned by such firm.
(10) Includes 1,985 share equivalents credited under the Directors' Plan.
(11) According to a Schedule 13D dated January 28, 1998 filed with the SEC by Tweedy, Browne Company LLC ("TBC"), TBK Partners, L.P. ("TBK") and Vanderbilt Partners, L.P. ("Vanderbilt"), 52 Vanderbilt Avenue, New York, New York 10017, TBC has sole voting power with respect to 1,504,745 shares held in certain customer accounts and has shared dispositive power with respect to 1,694,350 shares held in such accounts. TBK and Vanderbilt have sole voting and sole dispositive power with respect to 50,000 shares and 25,400 shares, respectively. Each of said persons may be deemed to be the beneficial owner of the shares with respect to which they have voting and dispositive power as described above.
(12) Includes 1,995 share equivalents credited under the Directors' Plan.
(13) Includes 28,800 shares owned by Mr. Woodson's wife, in which he disclaims any beneficial interest. Also includes 250,000 shares held in trust with respect to which Mr. Woodson may be deemed to have investment power but in which he disclaims any beneficial interest. Also includes 44,000 shares which may be acquired upon the exercise of stock options on or before April 30, 1998.
(14) Includes 1,920 share equivalents credited under the Directors' Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and 10% shareholders to file certain reports with respect to beneficial ownership of the Company's equity securities. Based solely upon a review of such reports, and certain written representations of such persons, the Company believes that all applicable filing requirements were met during 1997.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table presents summary information with respect to compensation paid by the Company to each of the named executive officers during 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                             -------------
                                               ANNUAL COMPENSATION            SECURITIES      ALL OTHER
                                          ------------------------------      UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)    OTHER      OPTIONS(#)(2)      ($)(3)
---------------------------        ----   ---------   --------   -------     -------------   ------------
Robert J. Amman (1)..............  1997    500,000         --     23,845              --        19,940
  President and                    1996    500,000         --         --              --         7,498
  Chief Executive Officer          1995     83,333         --         --       1,000,000            --
Joseph M. O'Connell..............  1997    258,077     27,500    100,000(4)           --         7,815
  Senior Vice President and        1996    195,833         --    189,385         125,000         5,014
  Chief Information Officer        1995         --         --         --              --            --
S. David Passman III.............  1997    300,000     50,000         --              --         3,802
  Senior Vice President and        1996     36,154    110,000         --         125,000            --
  Chief Financial Officer          1995         --         --         --              --            --
Mark C. Perlberg.................  1997    256,923     27,500      8,546          35,000         7,660
  Senior Vice President and        1996    215,912         --    168,875          90,000         1,276
  President -- Financial Markets   1995         --         --         --              --            --
  Division
Earl W. Rogers Jr................  1997    238,846     27,500      1,400              --         7,244
  Senior Vice President and        1996    225,000         --      2,187         115,000         4,950
  President -- Printed Products    1995    190,920     12,123     18,204           5,000           281
  Division
John C. Walters..................  1997    248,846     17,500      1,300              --        11,510
  Senior Vice President and        1996    215,417         --         --         100,000         7,575
  General Counsel                  1995         --         --         --              --            --

---------------

(1) Resigned in January 1998.
(2) The Company has not granted any Stock Appreciation Rights ("SARs").
(3) Included in this category for 1997 are amounts for the six named executive officers for the following compensation plans: (a) life and medical insurance premiums, $15,140, $3,015, $3,802, $2,860, $3,357 and $6,710,
    respectively; and (b) matching contributions to the Company's 401(k) Plan, $4,800, $4,800, $0, $4,800, $3,887 and $4,800, respectively.
(4) Includes relocation expenses of $92,481.

OPTION GRANTS

     The following table provides details regarding stock options granted (no SARs were granted) to the named executive officers during 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                 -------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                 NUMBER OF     % OF TOTAL                              AT ASSUMED ANNUAL RATES
                                 SECURITIES     OPTIONS                              OF STOCK PRICE APPRECIATION
                                 UNDERLYING    GRANTED TO    EXERCISE                     FOR OPTION TERM(1)
                                  OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   ----------------------------
NAME                             GRANTED(#)   FISCAL YEAR     ($/SH)       DATE        5%($)            10%($)
----                             ----------   ------------   --------   ----------   ----------      ------------
Mark C. Perlberg...............    35,000         33.3        29.375     1/24/07      646,582         1,638,566

---------------

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

     Upon exercise of an option, the exercise price may be paid in cash, Common Stock or a combination of cash and Common Stock. Options granted prior to October 1995 are fully exercisable one year from the date of grant and expire on the earlier of five years from the date of grant or three months after termination of employment. Options granted since October 1995 are exercisable at the rate of 20% per year beginning one year from the date of grant and expire on the earlier of 10 years from date of grant or three months after termination of employment (12 months in the case of options held by Mr. Amman).

OPTION EXERCISES

     The following table sets forth information with respect to options exercised by the named executive officers during 1997 and unexercised options as of December 31, 1997. The table also illustrates the value of in-the-money options based on the positive spread between the exercise price of such options and the closing price of the Company's Common Stock on December 31, 1997.

           OPTION EXERCISES IN 1997 AND FISCAL YEAR END OPTION VALUES

                                                                             NUMBER OF
                                                                            SECURITIES        VALUE OF
                                                                            UNDERLYING       UNEXERCISED
                                                                            UNEXERCISED     IN-THE-MONEY
                                                                            OPTIONS AT       OPTIONS AT
                                                                            FY-END (#)       FY-END ($)
                                               SHARES                     ---------------   -------------
                                            ACQUIRED ON       VALUE        EXERCISABLE/     EXERCISABLE/
NAME                                        EXERCISE (#)   REALIZED ($)    UNEXERCISABLE    UNEXERCISABLE
----                                        ------------   ------------   ---------------   -------------
Robert J. Amman...........................     10,000         85,000      390,000/600,000          0/0
Joseph M. O'Connell.......................         --             --       25,000/100,000          0/0
S. David Passman III......................         --             --       25,000/100,000          0/0
Mark C. Perlberg..........................         --             --       18,000/107,000          0/0
Earl W. Rogers Jr.........................         --             --        36,000/92,000      8,125/0
John C. Walters...........................         --             --        20,000/80,000          0/0

DEFERRED COMPENSATION ARRANGEMENTS

     The Company has entered into deferred compensation agreements with certain of its key employees, providing for monthly payments upon retirement, disability or other termination of employment. These agreements provide for specified monthly payments at retirement, subject to reduction in the event of early retirement, and continue during the life of the employee. Mr. Rogers is entitled to receive an annual benefit of $12,000 upon retirement at age 65. In addition, if his employment is terminated after a change in control of the Company, or if he resigns within 180 days thereafter, he may elect to receive a lump sum distribution of benefits. None of the other executive officers participates in such program.

NONCOMPETE AND TERMINATION AGREEMENTS

     The Company has entered into noncompete and termination agreements with certain officers, including each of the named executive officers (other than Mr. Amman), under which each officer has agreed that he will not compete with the Company for a two-year period following voluntary termination of employment. However, if employment is terminated (other than for cause) at any time after a change in control of the Company, or if the officer resigns within one year thereafter, then the agreement not to compete will not apply and the officer will receive a lump sum payment equal to the lesser of three times such officer's average annual compensation for the five calendar year period preceding the date of termination or the maximum payment which the Company can make to such officer under appropriate Federal tax provisions. In the event of an involuntary termination of employment without cause (in the absence of a change in control), the officer shall receive a lump sum payment equal to his base salary for one year.

                             DIRECTOR COMPENSATION

     In 1996, the Board of Directors adopted a Compensation Plan for Non-Employee Directors ("Directors' Plan"), pursuant to which the annual retainer is paid in Common Stock of the Company, issuable on a quarterly basis, in such amount as fixed by the Board from time to time. The current annual retainer is 800 shares. Payment of the annual retainer in Common Stock serves to more closely align the interests of the directors with shareholders.

     Directors may elect to defer receipt of all or any portion of the annual retainer, as well as meeting and committee fees payable by the Company. Fees so deferred are credited to the Director's deferred compensation account, in cash or stock equivalents, or a combination thereof. Directors may credit deferred meeting fees in stock equivalents which will be based on the fair market value of the Common Stock on the date fees are otherwise payable. The cash portion earns interest at the Prime Rate in effect from time to time as published in The Wall Street Journal. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred fees will be distributed in Common Stock or cash at such future dates as specified by the directors in accordance with the Directors' Plan, unless distribution is accelerated in certain events, including a change in control of the Company. Currently, seven directors have elected to defer retainer or meeting fees as stock equivalents.

     During 1997, each non-employee director received 800 shares of Common Stock. In addition, such directors received $750 per Board and committee meeting attended with the exception of the committee chairs who received $1,000. Employee directors receive no compensation for Board services.

     The report of the Compensation and Stock Option Committee and the stock performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPENSATION AND STOCK OPTION
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") is responsible for overseeing the Company's executive compensation program. The Committee, which consists of non-employee directors, has adopted a compensation program designed to:

     - attract and retain highly qualified key executives;

     - provide competitive base salaries;

     - reward performance that supports achievement of business plan goals;

     - motivate executives to achieve strategic operating objectives; and

     - encourage Common Stock ownership to closely align executive and shareholder interests.

     The components of the Company's executive compensation program for 1997 were (i) cash compensation, consisting of base salary and annual incentive bonus based on the achievement of Company performance goals, and (ii) long-term stock incentives. The Committee's policy with respect to executive compensation is to implement such policy taking into account any potential limitation on the deductibility of compensation in excess of $1,000,000 per year imposed by
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), but does not require that all compensation qualify for exemption from such limitation.

CASH COMPENSATION

     Base Salary. The Committee reviews annually the base salary of each executive officer, including the Chief Executive Officer. The Committee believes that the base salaries paid to the executive officers are reasonable and competitive and enhance the Company's ability to attract and retain talented executives. Salary adjustments in 1997 were based on changes in the executives' responsibilities, changes in the competitive market for salaries and changes to account for inflation.

     Annual Incentive Bonus. Under the supervision of the Committee, the Company maintains a bonus plan pursuant to which annual cash bonuses are payable to certain key officers and employees. These key executives are responsible for establishing strategic direction or are responsible for major functional or operating units, and have a significant impact on bottom-line results. For the past several years, the Company has tied a significant portion of executive compensation to the achievement of Company goals, putting a substantial portion of total compensation at risk. In 1996 the Company adopted a Senior Management Annual Incentive Plan. Under the Incentive Plan, target bonuses were based solely upon achievement of the Company's earnings per share goal. A threshold was established which could result in a bonus equal to 50% of the target bonus. Performance between threshold and target would result in a prorated bonus with 100% being earned if the target were met. Performance above the target could result in a maximum bonus equal to 150% of the target bonus. In 1997 the potential cash bonus at target was up to 50% of base salary with a maximum bonus of 75% for performance in excess of target. Although executive officers (other than the Chief Executive Officer) received a discretionary cash bonus for 1997 based on individual performance, they received no bonus under the Incentive Plan since the earnings per share goal was not achieved.

LONG-TERM INCENTIVES

     Under the Company's 1981 Incentive Stock Option Plan, the Committee may grant stock options to key employees. Based on a prior consulting survey and recommendation, the Committee increased the size of the option grants during 1995 and 1996, but made no grants in 1997 to the named executive officers other than Mr. Perlberg, who assumed additional responsibilities in 1997. The Committee considered recommendations of the Chief Executive Officer, responsibility levels, compensation and the market price of the Company's Common Stock in determining the size of option grants in 1997. The Committee also believes that increased stock ownership among executive officers will serve to provide additional motivation on their part to contribute to the success of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Amman was recruited to become President and Chief Executive Officer in October 1995. The Committee considered the compensation history of Mr. Amman, the competitive market for base salaries and the recommendations of an independent compensation consulting firm retained as part of the executive search process in determining his compensation package. The Committee approved an annual base salary of $500,000, which continued through 1996 and 1997. Under the Incentive Plan, Mr. Amman would have been eligible for a potential cash bonus at target of up to 60% of his base salary with a maximum bonus of 120% for performance in excess of target. No bonus was paid for 1996 or 1997.

     In 1995, Mr. Amman was granted options covering 1,000,000 shares vesting over five years. Two-thirds of the options were priced at significant premiums above market, with the intent of aligning Mr. Amman's compensation to the creation of shareholder value. No additional options were granted in 1996 or 1997.

     Mr. Amman resigned as Chairman, President and Chief Executive Officer on January 13, 1998. A Search Committee of the Board of Directors consisting of Messrs. Hawie, as Chair, Prince and Yellowlees has been formed to coordinate the recruitment and hiring of a new Chief Executive Officer.

     The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success. As described above, a significant portion of the executive officers' compensation is at risk and tied to attaining corporate earnings targets and improving shareholder value.

                                    COMPENSATION AND STOCK OPTION COMMITTEE

                                    G. Harold Northrop, Chair
                                    John J. McMahon Jr.
                                    Larry L. Prince

                       FIVE YEAR STOCK PERFORMANCE GRAPH

     The line graph below reflects the cumulative, five-year shareholder return on the investment of $100 (assuming the reinvestment of dividends) on December 31, 1992 in the Company's Common Stock compared to such return of the S&P 500 Index and the Dow Jones Industrial and Commercial Services -- General Services Index.

                                  PRELIMINARY

                                                                          DOW JONES IND. &
                                                                           COMM SERVICES -
        MEASUREMENT PERIOD          HARLAND (JOHN H.)                     GENERAL SERVICES
      (FISCAL YEAR COVERED)                CO.              S&P 500             INDEX
DEC-92                                            100                100                100
DEC-93                                             86                110                104
DEC-94                                             83                112                101
DEC-95                                             91                153                129
DEC-96                                            150                189                141
DEC-97                                             97                252                168

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, subject to ratification by the shareholders at the annual meeting, as auditors of the Company for 1998. Deloitte & Touche LLP, or its predecessors, has audited the Company's financial statements since 1947. Should this firm be unable to perform the requested services for any reason or not be ratified by the shareholders, the Directors will appoint other independent auditors to serve for the remainder of the year. Representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO SHAREHOLDERS

     The annual report for the year ended December 31, 1997 accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any shareholder, a copy of the Company's Annual Report on Form 10-K including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, if requested by shareholders, and may impose a reasonable fee for providing such exhibits. Requests should be mailed to:

         JOHN H. HARLAND COMPANY
         Box 105250
         Atlanta, Georgia 30348

         Attention: Victoria P. Weyand
                    Vice President and Secretary
                    (770) 593-5127

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 1999 annual meeting of shareholders must be received no later than November 13, 1998 in order to be considered for inclusion in the proxy statement to be distributed in connection with such meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may be made personally or by telephone, facsimile or mail by employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for their expenses of forwarding the proxy material to beneficial owners. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation of proxies, which may be made through the mail, by facsimile or by telephone, at a fee of $5,500.

                                          Victoria P. Weyand
                                          Vice President and Secretary

March 13, 1998

                                 (HARLAND LOGO)

                                (RECYCLED LOGO)

                                                                        APPENDIX


                                     PROXY


  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

                            JOHN H. HARLAND COMPANY
                                 APRIL 24, 1998

         The undersigned hereby appoints JOHN H. WEITNAUER JR. and VICTORIA P. WEYAND and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of John H. Harland Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, April 24, 1998 at 10:00 a.m., at the Conant Performing Arts Center at Oglethorpe University, 4484 Peachtree Road, NE, Atlanta, Georgia, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.



     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED
              THE PROXY WILL BE VOTED "FOR" THE STATED PROPOSALS.

         (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON OTHER SIDE).

                                                              [SEE REVERSE SIDE]

/X/ PLEASE MARK YOUR
    VOTES AS THIS
    EXAMPLE

                                 WITHHOLD
                        FOR      FOR ALL                                              FOR      AGAINST     ABSTAIN
1. To elect six         / /       / /               2. To ratify the appointment      / /        / /         / /
   (6) directors:                                      of Deloitte & Touche LLP as
                                                       the Company's independent
                                                       certified public accountants
                                                       for the year ending
                                                       December 31, 1998.

Nominees--H.G. Pattillo, John H. Weitnauer Jr., Robert R. Woodson,
          Juanita P. Baranco, John J. McMahon Jr., Larry L. Prince

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH NOMINEE'S NAME LISTED ABOVE.)





SIGNATURES(S)
             ----------------------------------------------